EXHIBIT 10.1

October 12, 2005

Total Professional Restoration, Inc.
1233 Tracey Lynn Drive
Suite A
Abilene, Texas 79601

RE: Memorandum of Understanding for the Acquisition of Total Professional Restoration, Inc., and Offer of Employment for Jerod Yates

Attention:  Jerod Yates

RG America, Inc., together with the Board of Directors, Restoration Group America, Inc., Restoration Group America 2003, Inc. and all divisions thereof, deem it advisable and in the best interests of both Total Professional Restoration, Inc. ("Company") and Restoration Group America 2003, Inc. ("Buyer"), and all respective shareholders thereof, that Restoration Group America 2003 acquire Total Professional Restoration in order to advance the long-term business interests of both the Buyer and the Company.

The acquisition of the Company shall be effected through the following terms and conditions:

   I.    TIME OF EFFECT

         A. Closing. The closing of the sale by Company and purchase by Buyer shall be held on or before October 15, 2005, or at the date agreed upon by Buyer and Company ("Closing Date").

         B. Effect.

               i. At the Closing Date, and upon the terms and conditions below, Company will (or cause to be) sell, transfer, assign, convey, and deliver to Buyer all the issued and outstanding shares of Total Professional Restoration, Inc (the Company). Buyer shall in turn remit to Company the purchase price (as defined below) in the manner and upon the terms set out in this Memorandum.

               ii. Effective Time. The acquisition shall be deemed effective at such time as all shares of the Company inclusive of it's right, title, and assets, including registered and unregistered Intellectual Property of Company have been delivered to Buyer, the purchase price has been satisfied by Buyer and received by Company, and all appropriate filings (as described below) are completed by Buyer ("Effective Time").

   II.   PAYMENT TERMS

         A. Purchase Price. The purchase price of the Company shall be the sum of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000) plus the balance of Buyer's (or its parent, sisters, subsidiaries, or other divisions), outstanding debt to Company, which shall be paid at the Closing Date, pursuant to the terms and conditions below.

         B. Terms and Conditions. Buyer shall acquire Company in full satisfaction of the Purchase Price in exchange for RG America, Inc. stock, which shall be issued to Company at:

               i. FORTY CENTS ($0.40) per share, not to exceed the sum of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000); and at

               ii. Company shall have, for 90 days at Company's sole option, the right to convert debt owed to Company by Buyer at THIRTY CENTS ($0.30) per share, not to exceed the sum of Buyer's outstanding debt to Company;

            Such stock shall be held in escrow for a period of five (5) years, and disbursed at TWENTY PERCENT (20%) per year, subject to Jerod Yates' acceptance of the terms of the Acquisition and the Offer of Employment (as described in Section V of this Memorandum), and subject to Jerod Yates' successful employment per year under the terms of Section V and any applicable Employee policies.

         C. Offer of Employment. In furtherance of the acquisition of Company by Buyer, Buyer hereby extends an offer of employment to Company's existing owner, Jerod Yates, under the terms of this Memorandum, particularly the terms which are described in Section V. of this Memorandum.

   III.  REPRESENTATIONS OF BUYER

         A. Good Standing. Buyer hereby represents and warrants to Company that Buyer is a corporation, duly organized, validly existing, and in good standing with the laws of the state of incorporation.

         B. Authority/No Conflict. The execution and delivery of this Memorandum and the consummation of the transactions contemplated have been duly authorized by all necessary corporate action on the part of the Buyer. The execution and delivery of this Memorandum and the consummation of the transactions contemplated herein will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the articles or bylaws of any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, or ordinance, rule or regulation applicable to Buyer.

         C. No Broker or Finder. Buyer is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated by this Memorandum, and neither the execution of this Memorandum nor the transactions provided herein will result in any liability to any broker or finder.

         D. SEC Filings. Buyer is a reporting issuer under the Securities Act and other applicable Securities Laws and is not in default in the performance of the requirements of the Securities Act or any other applicable Securities Laws.

   IV.   REPRESENTATIONS OF COMPANY

         A. Authority/No Conflict. Company hereby represents and warrants that it, together with its owner, Jerod Yates, has all requisite corporate power and authority to execute this Memorandum, enter into an agreement with Buyer regarding the transactions contemplated under this Memorandum, and perform all obligations herein.

         B. No Encumbrances. Company represents and warrants that Jerod Yates wholly owns and has good and marketable title to the Company, and that the Company is free and clear of all liens, encumbrances, pledges or charges of any kind or nature. Company represents and warrants that it is not in any default with respect to any contracts, agreements, or leases constituting or related to any of its assets, which are part of this contemplated transaction between Company and Buyer.

         C. No Broker or Finder. Company further represents and warrants that neither it, nor its owner, Jerod Yates, is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated by this Memorandum, and neither the execution of' this Memorandum nor the consummation of any transactions provided for herein will result in any liability to any broker or finder.

         D. Employees. Company represents and warrants that there are no employment agreements in effect, offered, or promised to any employees of the Company, and that no employee of Company will have any basis for any claim or suit against the Company.

         E. No Further Ownership of Company. Upon the Effective Time, Jerod Yates shall cease to own or have any claim of right or title in the Company and/or all assets thereof, including any registered and unregistered Intellectual Property, in whole or in part, and Buyer will thereafter be the sole, rightful, and perpetual owner of Company.

If the terms of this Memorandum are agreeable to both Buyer and Company, indicated by authorized signatures below, upon the Closing Date, Buyer shall extend to Company's current owner, Jerod Yates, an offer of employment with Buyer's sister company, Restoration Group America, Inc. ("Employer"), on the terms outlined below. In addition to the terms below, employment will be subject to the rules and regulations outlined in the Employee Handbook, which shall be distributed upon acceptance of this offer.

    V.   OFFER OF EMPLOYMENT

Employee:          Jerod Yates

Date of Hire:      October 15, 2005

Term: The term employment shall be for a period of TEN (10) YEARS, the period commencing on the Date of Hire and ending, or being subject for renewal, on the tenth (10th) anniversary thereof, unless terminated earlier pursuant to the terms hereunder, and/or those terms outlined in the Employee Handbook.

Title: Director of Operations, Remediation Division (The Restoration Group), and President of Total Professional Restoration.

Status: Employee shall be considered a full-time, exempt employee as defined in the Federal Fair Labor Standards Act (29 U.S.C.
                   213) and applicable State laws.

Accountability &
Obligations:       During the term of employment, Employee shall devote his full business efforts and time to the Employer. Employee agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior written approval of the Employer, provided, however, he may, without the approval of the Employer, serve in any capacity with any civic, educational, or charitable organization.

                   Employee will report directly to RG America, Inc.'s Chief Operating Officer, James Rea. Employee's general duties will be such duties and responsibilities as are commensurate with the Director's position and any additional responsibilities and authority as may be from time to time assigned to the Director by the Employer, particularly in the remediation services of and for RG America, Inc. and its divisions. The Employee is expected to guard the Employer's resources, and to support the Employer's decision making. As President of Total Professional Restoration, Employee will carefully oversee the operations and relations of the company, and will have/perform those responsibilities and duties which may from time to time be assigned by the Board of Directors so as to maximize the interests of Employer.

No Conflict:       Employee represents and warrants to Employer that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with the obligations described in this Memorandum. Employee further represents and warrants to Employer that his employment as contemplated by this Memorandum will not infringe or violate the rights of any other person or entity, and that Employee has returned all property and confidential information belonging to prior employers or owners.

Confidential
Information:       Employee acknowledges that during the course of employment he will come in contact with Employer's Confidential
                   Information, and Employee agrees that except as otherwise required by Employee's duties for the Employer, Employee shall maintain in strict confidence and shall not directly, indirectly or otherwise, use, publish, disclose or disseminate, or use for Employee's benefit or the benefit of any person, firm, corporation or entity, any Confidential
                   Information of or relating to the Employer or its affiliates
                   (or which the Employer or its affiliates has a right to use).

Termination:       AT WILL

                   The Employee's employment shall be "at will" and either the Employer or the Employee may terminate the Employee's employment at any time, for any reason (or for no reason), with or without Cause. Any contrary representations that may have been made to Employee are hereby superseded by the terms of this Memorandum. This Memorandum shall constitute the full and complete agreement between the Employee and the Employer on the "at will" nature of the Employee's employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Employer.

                      1.   By Employer

                   Employer may terminate the Employee's employment by giving the Employee written notice. Employee's employment shall terminate immediately or in the manner stated in the written notice if different.

                      2.   By Employee

                   Employee may terminate his/her employment by giving the Company at least fourteen (14) days advance written notice. Employee's employment shall terminate at the expiration of the 14 day period, or as determined by the Company if different.

                   FOR CAUSE

                   For the purposes of this Agreement, "Cause" shall include, but not exclusively, the following:

                   Significant reduction in the Employee's position, authority, or responsibilities;

                      1. Unauthorized use or disclosure of Confidential Information or trade secrets of the Employer;

                      2. Any breach of this Agreement or a violation of the guidelines in the Employee Handbook (which shall be given to Employee upon his acceptance of this employment offer);

                      3. Conviction, plea of "guilty," or plea of "no contest" to a felony under the laws of the United States of any state thereof;

                      4. Misappropriation of Employer assets or any act of fraud or embezzlement, or any act of dishonesty by Employee in connection with the performance of his/her duties that adversely affects the business or affairs of the Employer;

                      5. Intentional misconduct or the Employee's failure to satisfactorily perform his/her duties after having received written notice of such failure and after having at least 30 days to cure such failure;

                      6. Any other act or omission the Employer may consider grounds for the termination of employment.

                   AUTOMATIC

                   The Employee's employment shall terminate automatically in the event of death or permanent disability. For the purposes of this Memorandum, Permanent Disability shall mean the Employee has become so physically or mentally disabled (as determined by an independent physician) as to be incapable of satisfactorily performing the duties under this Memorandum, or any subsequent agreement, for a period of one hundred eighty (180) consecutive days.


Compensation:      BASE SALARY

                   ONE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($120,000) annually, to be paid out bi-weekly.

                   COMMISSION

                   As additional performance-based remuneration, Employer agrees to pay Employee a commission equal to three percent (3%) of the revenues resulting from Employee's remediation deliverables, up to TEN MILLION AND NO/100 DOLLARS ($10,000,000), and said commission shall increase by ONE TENTH of a Percent (1/10th %) for each million dollars over the TEN MILLION ($10,000,000) base. A deliverable shall be defined as a signed contract between Employer (or its parent, subsidiary, or sister company), and a new or repeat Customer of Employer, in which Employer performs remediation services, and for which Employer receives payment from Customer. Employer shall pay to Employee commission amounts due and owing within thirty (30) business days of the Employer's receipt of such revenues from Customer.

                   STOCK OPTIONS

                   250,000 RG America, Inc. stock options issued at an exercise price equal to one hundred five percent (105%) of the five
                   (5) day average trading price prior to the Closing of the acquisition of Total Professional Restorations, Inc. The options will vest according to the schedule below:

                      o 20% of the total options equally over 60 months of successful employment at Restoration Group America, Inc.;

                      o 40% of the total options upon RG America, Inc. attaining TWELVE CENTS ($0.12) per share in annual earnings; and

                      o 40% of the total options upon RG America, Inc. attaining TWENTY FOUR CENTS ($0.24) per share in annual earnings.

                   CAR ALLOWANCE

                   Employer agrees to pay to Employee FIVE HUNDRED AND NO/100 DOLLARS ($500) per month as a car allowance, payable bi-weekly and subject to employment taxes and withdrawals.

                   HEALTH CARE

                   Employer will reimburse Employee of costs up to FIVE HUNDRED AND NO/100 DOLLARS ($500) per month for health care insurance, payable upon receipt of a written expense report, and accompanied by receipts for Employee's health care premiums, which Employee shall deliver to Employer on the first day of each month.

                   EXPENSES

                   Subject to Employer's prior written approval, Employer will reimburse Employee for expenses incurred by Employee in the performance of his duties and obligations, provided that Employee shall account for such expenses by the return to Employer of a written expense report accompanied by written vendor receipts for such expenses. Such expense reimbursement shall cumulate and be paid upon Employer's written approval, which shall not be unreasonably withheld, but not more often than monthly.

Jerod, we are all committed to your long term success. We look forward to not only working with you but sharing ideas for the business and ways in which to implement them. We welcome discussion and debate, but must always remember that ultimately we all work for the stockholders.

RG America, Inc. and all its divisions observe the highest moral and ethical standards. Each and every member of management is expected to be tireless in the observation of these standards.

We have all invested a great deal toward the success of what we all believe is and will be an excellent business. The scope of activities that each of us is called upon to handle is broad and exciting. This leads to the opportunity for each of us to grow, strengthen and expand our personal skill sets. It demands flexibility and teamwork, and we believe you will do well in such an environment.

By signing below you agree to the acquisition terms outlined in this Memorandum, and you accept this offer of employment and challenges and opportunities that go with it.

RG AMERICA, INC.                                For TOTAL PROFESSIONAL
                                                RESTORATION, INC.,
                                                and individually

/s/                                             /s/
   -------------------------------                 -----------------------------
James A. Rea                                    Jerod Yates
Chief Operating Officer

1507 Capital Avenue                             1233 Tracey Lynn Drive
Suite 10a                                       Suite A
Plano, Texas 75074                              Abilene, Texas 79601


DATE:                                           DATE:
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